Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of August 16, 2024, by and among (i) AMC Corporation, a Washington corporation (“Company”), (ii) AlphaVest Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”), and (iii) the undersigned shareholders of the Company (each, a “Company Holder”) and SPAC (each, a “SPAC Holder,” and each Company Holder and SPAC Holder, a “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. Company, SPAC, and AV Merger Sub, a Washington corporation and a direct wholly-owned subsidiary of SPAC (“Merger Sub”), have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which all of the issued and outstanding Company Shares held by the holders thereof, including the Company Holders, shall be converted automatically into the right to receive a number of SPAC Shares that is equal to the Exchange Ratio.

B. As of the date hereof, each Holder is a holder of Company Shares or SPAC Shares, as applicable, in such amounts as set forth underneath such Holder’s name on such Holder’s signature page hereto. As of the date hereof, such Holder does not beneficially own any securities exercisable for or convertible into Company Shares except as indicated on the signature page hereto.

C. Pursuant to the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce SPAC and the Company to enter into the Business Combination Agreement and to proceed with the Merger, the parties desire to enter into this Agreement, pursuant to which (i) the SPAC Shares to be received by each Company Holder as consideration in the Merger, and further including any other securities held by each Company Holder immediately following the Merger which are convertible into, or exercisable, or exchangeable for, SPAC Shares, and (ii) the SPAC Shares to be held by each SPAC Holder following the Merger, and further including any other securities held by each SPAC Holder immediately following the Merger which are convertible into, or exercisable, or exchangeable for, SPAC Shares (all such SPAC Shares, together with any securities paid as dividends or distributions with respect to such SPAC Shares, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

D. As a condition of, and as a material inducement for the Company and SPAC to enter into and consummate the Merger, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), each Holder irrevocably agrees that, without the prior written consent of SPAC, it, he or she will not offer, sell, contract to sell, pledge, assign, lend, offer, donate, hypothecate or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Restricted Securities, whether any such transaction is to be settled by delivery of any such Restricted Securities, in cash or otherwise, or engage in any Short Sales (as defined below), in each case, with respect to any of the Restricted Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

(b) In furtherance of the foregoing, SPAC will (i) place an irrevocable stop order on all Restricted Securities, including those which may be covered by a registration statement, and (ii) notify SPAC’s transfer agent (or its successor) in writing of the stop order and the restrictions on such Restricted Securities under this Agreement and direct SPAC’s transfer agent (or its successor) not to process any attempts by any Holder to resell or transfer any Restricted Securities, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Closing Date and ending on the earlier of (i) six-month anniversary of the date of the Closing; and (ii) subsequent to the Closing, the date on which SPAC consummates a Change of Control (as defined below).

(e) The restrictions set forth herein shall not apply to: (i) transfers or distributions to any Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (ii) transfers by bona fide gift to a member of a Holder’s immediate family or to a trust, the beneficiary of which is such Holder or a member of such Holder’s immediate family for estate planning purposes; (iii) by virtue of the laws of descent and distribution upon death of a Holder; (iv) pursuant to a qualified domestic relations order, (v) pledges of Restricted Securities as security or collateral in connection with a borrowing or the incurrence of any indebtedness by such Holder, (vi) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Restricted Securities during the Lock-Up Period, or (vii) transfers to SPAC, including to satisfy tax withholding or “net” or “cashless” exercise obligations in connection with the exercise of options to purchase shares from SPAC or the vesting of share-based awards, in the case of clauses (i) to (iv), where such transferee enters into a written agreement in form and substance reasonably satisfactory to SPAC, agreeing to be bound by the terms of this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother, sister or first cousin of a Holder, and lineal descendant (including by adoption) of such Holder or of any of the foregoing persons.

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In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Restricted Securities shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of SPAC and SPAC subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the SPAC being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of SPAC with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other, severally and not jointly, that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Each Company Holder and SPAC Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Company or shares of capital stock of SPAC, or any economic interest in or derivative of such stock, other than those securities specified on such Company Holder’s or SPAC Holder’s signature page hereto, as of the date of this Agreement.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

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5. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile or other electronic means, with confirmation of receipt, (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to SPAC prior to the Closing, to:

AlphaVest Holding, LP

420 Lexington Ave, Suite 2446

New York, New York 10170

Attention: David Yan

Email: David.yan@alphavestacquisition.com

with a copy (which shall not constitute notice) to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

Email: mblankenship@winston.com

(ii)	If to the Company at or prior to the Closing, or SPAC or the Company after the Closing, to:

[Company to provide Company notice information]

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention: Jeffrey M. Gallant, David Alan Miller

Email: jgallant@graubard.com, dmiller@graubard.com

(iii)	If to any Holder, to the address set forth on such Holder’s signature page hereto;

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

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8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and permitted assigns of the parties hereto. Each Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by SPAC and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12. Dispute Resolution. Section 8.15 and Section 8.16 of the Business Combination Agreement regarding waiver of jury trial and jurisdiction are incorporated by reference herein to apply with full force to any dispute arising under this Agreement.

13. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

14. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflict with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMC INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALPHAVEST ACQUISITION CORP

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:
Title:

Address:

NUMBER OF RESTRICTED SECURITIES:

[Signature Page to Lock-Up Agreement]

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